Exhibit 10.1

FIRST AMENDMENT TO

CREDIT AGREEMENT

THIS AGREEMENT dated as of the 11th day of May, 2012.

BETWEEN:

ALLIED NEVADA GOLD CORP., a corporation incorporated under the laws of the state of Delaware

(herein called the “Borrower”)

- and -

THE BANK OF NOVA SCOTIA, a Canadian chartered bank, in its capacity as administrative agent of the Lenders under the Credit Agreement

(herein called the “Administrative Agent”)

- and -

THE BANK OF NOVA SCOTIA and such other financial institutions that become parties to the Credit Agreement as lenders

(herein collectively called the “Lenders” and individually called a “Lender”)

WHEREAS the Borrower, the Lenders and the Administrative Agent entered into a credit agreement made as of May 17, 2011 (the “Credit Agreement”);

AND WHEREAS the parties hereto wish to amend certain provisions of the Credit Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

ARTICLE 1

DEFINED TERMS

1.1 Capitalized Terms. All capitalized terms which are used herein without being specifically defined herein shall have the meanings ascribed thereto in the Credit Agreement.

ARTICLE 2

AMENDMENTS TO CREDIT AGREEMENT

2.1 General Rule. Subject to the terms and conditions herein contained, the Credit Agreement is hereby amended to the extent necessary to give effect to the provisions of this agreement and to incorporate the provisions of this agreement into the Credit Agreement.

2.2 Defined Terms. Section 1.1 of the Credit Agreement is hereby amended as follows:

(a) paragraph (c) of the definition of “Distribution” is hereby deleted and replaced by the following:

“(c)	the payment or prepayment of interest or the repayment or prepayment of principal with respect to the High Yield Indebtedness and any consolidated Indebtedness of the Borrower which is subordinated to the Secured Obligations.”

(b) the definition of “Leverage Ratio” is hereby deleted in its entirety and replaced by the following:

“Leverage Ratio” means, for any particular period, the ratio of (i) Net Total Debt at the last day of such Fiscal Quarter to (ii) Rolling EBITDA for such period.

(c) the definition of “Permitted Indebtedness” is hereby deleted in its entirety and replaced by the following:

“Permitted Indebtedness” means any one or more of the following:

(a)	the Secured Obligations;

(b)	Indebtedness of the Borrower on a consolidated basis arising under Capital Leases and Purchase Money Indebtedness provided that the aggregate principal amount of all such Indebtedness incurred and outstanding at any time shall not exceed $300,000,000;

(c)	any Permitted Acquisition Indebtedness or any Indebtedness under Permitted Acquisition Risk Management Agreements;

(d)	Indebtedness in respect of bonds, letters of credit or bank guarantees in favour of a public utility or any other Official Body when required by such utility or other Official Body in connection with the operations of any Company (including for the reclamation or remediation of mining properties), all in the ordinary course of business;

(e)	Indebtedness owing by any Obligor to any Subsidiary of the Borrower that is subordinated and postponed pursuant to the Postponement and Subordination Undertaking;

(f)	any Indebtedness relating to employee benefit plans or compensation;

(g)	any guarantee by any Obligor of any Indebtedness permitted under paragraphs (b), (d), (e), (f) or (i);

(h)	Indebtedness of the Borrower on a consolidated basis, not otherwise permitted under paragraphs (a) – (g), in an aggregate amount at any particular time of not more than $25,000,000; and

(i)	High Yield Indebtedness.

(d) the definition of “Total Debt” is hereby deleted and replaced by the following:

“Total Debt” means, at any particular time, the aggregate Indebtedness of the Borrower on a consolidated basis at such time, including, for certainty, the High Yield Indebtedness at such time.

(e) Schedule B to the Credit Agreement is hereby amended by deleting the reference therein to “Total Debt” and replacing it with “Net Total Debt”;

(f) the following new definitions are all added in alphabetical order:

“Cash” means, at any particular time, cash and Cash Equivalents of the Borrower determined on a consolidated basis at such time.

“Cash Balance” means, at any particular time, the aggregate amount of all Cash at such time.

“High Yield Indebtedness” means unsecured senior Indebtedness of the Borrower which is evidenced by the issuance of notes in a public offering or private placement made in accordance with Applicable Laws and which satisfies the following criteria:

(a)	such Indebtedness, at the time of incurrence, matures at least one year after the Maturity Date and there are no scheduled principal repayments thereof until such time;

(b)	the maximum principal amount of such Indebtedness does not exceed $400,000,000 or the Exchange Equivalent thereof;

(c)	such Indebtedness does not enjoy the benefit of any guarantees or other support from any Material Subsidiary of the Borrower unless such Material Subsidiary is a Guarantor and has otherwise complied with Section 11.1(x) of the Credit Agreement and any such guarantee or other support in respect of the High Yield Indebtedness is on an unsecured basis;

(d)	no Default or Event of Default has occurred and is continuing at the time of the incurrence of such Indebtedness, or would arise as a result of the incurrence of such Indebtedness, and the financial covenants set out in Sections 11.1(n), (o) and (p) would be met on a pro forma basis taking into account the incurrence of such Indebtedness;

(e)	five Banking Day’s prior written notice of the incurrence of such Indebtedness has been provided by the Borrower to the Administrative Agent; and

(f)	contemporaneously with the incurrence of such Indebtedness, the Borrower has provided to the Administrative Agent (i) a certified copy of the indenture under which such High Yield Indebtedness has been issued; and (ii) a certificate of the Borrower certifying that such Indebtedness constitutes High Yield Indebtedness.

“Net Total Debt” means, at any particular time, Total Debt at such time less the Cash Balance at such time.”

2.3 Interest Coverage Ratio. Section 11.1(o) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Interest Coverage Ratio. The Borrower shall at all times cause the Interest Coverage Ratio to be greater than or equal to 3.00:1, and shall calculate such ratio as at each Calculation Date.”

2.4 Minimum Aggregate Deposit Accounts Balance. Section 11.1(w) of the Credit Agreement is hereby deleted in its entirety and replaced with “[Intentionally Deleted.]”.

2.5 Distributions. Section 11.2(h) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Distributions. The Borrower shall not make any Distributions other than

(a)	Distributions of up to a maximum aggregate annual amount of $50,000,000 in any Fiscal Year; and

(b)	Distributions constituting regularly scheduled interest payments under the High Yield Indebtedness;

provided, in each case, such Distributions may only be made at any time that no Default or Event of Default has occurred and is continuing and no Default or Event of Default would arise upon making any such Distribution.”

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties. To induce the Lenders to enter into this agreement, the Borrower hereby represents and warrants to the Lenders that the representations and warranties of the Borrower which are contained in Section 10.1 of the Credit Agreement, as amended hereby, are true and correct on the date hereof as if made on the date hereof, except to the extent any representation or warranty is made or deemed made as of a specific date, such representation or warranty shall be true and correct as of such date.

ARTICLE 4

CONDITION PRECEDENT

4.1 Conditions Precedent. This agreement shall not become effective unless and until the parties hereto shall have executed and delivered this agreement and the Guarantors shall have executed and delivered the confirmation attached hereto.

ARTICLE 5

MISCELLANEOUS

5.1 Future References to the Credit Agreement. On and after the date of this agreement, each reference in the Credit Agreement to “this agreement”, “hereunder”, “hereof”, or words of like import referring to the Credit Agreement, and each reference in any related document to the “Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The Credit Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

5.2 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

5.3 Inurement. This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

5.4 Conflict. If any provision of this agreement is inconsistent or conflicts with any provision of the Credit Agreement, the relevant provision of this agreement shall prevail and be paramount.

5.5 Further Assurances. The Borrower shall do, execute and deliver or shall cause to be done, executed and delivered all such further acts, documents and things as the Administrative Agent may reasonably request for the purpose of giving effect to this agreement and to each and every provision hereof.

5.6 Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement on the date first above written.

ALLIED NEVADA GOLD CORP.

By:	/s/ Stephen M. Jones
Name: Stephen M. Jones
Title: EVP & CFO

THE BANK OF NOVA SCOTIA, as Administrative Agent

By:	/s/ Michael Eddy
Name: Michael Eddy
Title: Managing Director

By:	/s/ Carla Dundas
Name: Carla Dundas
Title: Associate Director

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ Michael Eddy
Name: Michael Eddy
Title: Managing Director

By:	/s/ Carla Dundas
Name: Carla Dundas
Title: Associate Director

ACKNOWLEDGEMENT AND CONSENT

The undersigned, each being a guarantor of the Direct Secured Obligations of each other Obligor, hereby acknowledge, agree to and consent to the foregoing amendments to the Credit Agreement and hereby confirm their obligations under the Credit Documents to which each is a party.

ALLIED VGH INC.

By:	/s/ Stephen M. Jones

HYCROFT RESOURCES & DEVELOPMENT INC.

By:	/s/ Stephen M. Jones